===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          CABOT OIL & GAS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                            March 27, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Thursday, May 2, 2002, at 10:00 a.m., local time, at our corporate headquarters, Cabot Oil & Gas Corporation, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas.

     The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office.

     A report on the operations of the Company and its future plans will be presented at the meeting. In addition, directors and officers of the Company will be present to respond to your questions.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

                                    Sincerely,


                                    Ray R. Seegmiller
                                    Chairman of the Board

                          CABOT OIL & GAS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2002

   The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held at the Company's corporate headquarters, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas 77077, on Thursday, May 2, 2002, at 10:00 a.m., for the following purposes:

      I.  To elect three persons to the Board of Directors of the Company.

     II. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company and to eliminate the Class B Common Stock.

     III. To ratify the appointment of the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for its 2002 fiscal year.

     IV. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   Only holders of record of the Class A Common Stock at the close of business on March 14, 2002 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

   It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

   . vote over the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

   . complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may still vote in person if you do attend the Annual Meeting.

   Please exercise your right to vote at your earliest convenient time.

                              By Order Of The Board of Directors,


                              Lisa A. Machesney
                              Corporate Secretary

Houston, Texas
March 27, 2002

                          CABOT OIL & GAS CORPORATION
                              1200 Enclave Parkway
                             Houston, Texas  77077

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                             To Be Held May 2, 2002

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the "Company") of proxies for use at its 2002 Annual Meeting of Stockholders, to be held at the Company's corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Thursday, May 2, 2002, at 10:00 a.m., or any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted FOR Proposals I, II and III and in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

     Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Common Stock"), as of the close of business on March 14, 2002, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 31,605,585 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to security holders on or about March 27, 2002.

     In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, because the vote required for amendment of the certificate of incorporation is a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as votes against adoption. Because the vote required for approval of the other proposals is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on those proposals.

                                  PROPOSAL I.
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors serving staggered three-year terms. Dan O. Dinges, Arthur L. Smith and William P. Vititoe have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2005 and until his successor shall have been elected and shall have qualified. Each nominee is currently a director of the Company. The current three-year term of Ray R. Seegmiller, Chairman and Chief Executive Officer of the Company, expires at the Annual Meeting. Mr. Seegmiller has not been nominated for re-election to the Board of Directors as Mr. Seegmiller will retire as a director and officer of the Company following conclusion of the Annual Meeting. Mr. Dan O. Dinges, President and Chief Operating Officer, will assume the position of Chairman of the Board, Chief Executive Officer and President at that time.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Dinges, Smith and Vititoe for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. DINGES, SMITH AND VITITOE TO THE BOARD OF DIRECTORS.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below, as of March 1, 2002, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held. Messrs. Seegmiller and Siess will retire from the Board following conclusion of the 2002 Annual Meeting of Stockholders. It is expected that Mr. Boswell will retire from the Board following conclusion of the 2003 Annual Meeting of Stockholders, in accordance with the Board's mandatory retirement policy.

[photo appears here]      ROBERT F. BAILEY
                          Age:  69
                          Director Since:  1994
                          Committee Membership:  Audit, Safety and
                             Environmental Affairs
                          Term of Office Expires:  2004
                          Business Experience:
                            TransRepublic Resources, Inc. (oil and gas
                             production) President and Chief Executive Officer-1992 to present
                            Alta Energy Corporation
                              President and Chief Executive Officer-prior
                               to 1992

[photo appears here]      HENRY O. BOSWELL
                          Age:  72
                          Director Since:  1991
                          Committee Membership: Audit (Chairman), Compensation,
                           Compensation Subcommittee, Executive
                          Term of Office Expires:  2003
                          Business Experience:
                            Retired October 1987
                            Amoco Production Company
                              President - 1983 to October 1987
                            Amoco Corporation
                              Director - 1983 to October 1987
                            Amoco Canada Petroleum Ltd.
                              Chairman of the Board - 1983 to October 1987
                          Other Directorships:
                            Rowan Companies, Inc.

[photo appears here]      JOHN G.L. CABOT
                          Age:  67
                          Director Since:  1989
                          Committee Memberships:  Safety and Environmental
                            Affairs (Chairman), Audit
                          Term of Office Expires:  2004
                          Business Experience:
                            Retired September 1995
                            Cabot Corporation
                              Chief Financial Officer - October 1992 to
                                September 1995
                              Vice Chairman of the Board - October 1988 to
                                September 1995
                          Other Directorships:
                            Cabot Corporation
                            Eaton Vance Corp.

[photo appears here]      DAN O. DINGES
                          Age:  48
                          Director Since:  September 2001
                          Position:  President and Chief Operating Officer
                          Term of Office Expires:  2002 (Nominee for Director)
                          Business Experience:
                            Cabot Oil & Gas Corporation
                              President and Chief Operating Officer -
                               September 2001 to present
                            Samedan Oil Corporation (a subsidiary of Noble
                              Affiliates, Inc.)
                              Senior Vice President and Division General
                               Manager, Offshore Division - 1998 to September
                               2001
                              Vice President and Division Manager, Offshore
                               Division - 1989 to 1998
                              Division Manager, Offshore Division - 1986 to
                               1989
                              Division Landman, Offshore Division 1981 to
                               1986
                            Mobil Oil Corporation
                              Land Supervisor - 1978 to 1981

[photo appears here]      JAMES G. FLOYD
                          Age:  65
                          Director Since:  July 2001
                          Committee Memberships: Nominations, Safety and
                            Environmental Affairs
                          Term of Office Expires:  2003
                          Business Experience:
                            Retired  April 1, 2001
                            The Houston Exploration Company
                                President, Chief Executive Officer and
                                Director - January 1986 to April 2001
                            Seagull Energy Corporation
                                Director of Seagull Energy Corporation and
                                President of subsidiary Seagull Exploration
                                & Production, Inc. - 1981 to 1986

[photo appears here]      C. WAYNE NANCE
                          Age:  70
                          Director Since:  1992
                          Committee Memberships: Compensation (Chairman),
                            Compensation Subcommittee (Chairman), Executive, Nominations
                          Term of Office Expires:  2004
                          Business Experience:
                            C. Wayne Nance & Associates, Inc. (petroleum consulting and investments)
                              President - July 1989 to present
                            The Mitchell Group (equity investment advising)
                              Senior Vice President - July 1989 to present
                          Other Directorships:
                            Matador Petroleum Corporation

[photo appears here]      P. DEXTER PEACOCK
                          Age:  60
                          Director Since:  1998
                          Committee Memberships:  Executive (Chairman),
                            Audit, Safety and Environmental Affairs
                          Term of Office Expires:  2003
                          Business Experience:
                            Andrews & Kurth L.L.P., Houston, Texas
                              Of Counsel - January 1998 to present
                              Partner - 1991 to 1997
                              Managing Partner - 1986 to 1991

[photo appears here]      RAY R. SEEGMILLER
                          Age:  66
                          Director Since:  1997
                          Position:  Chairman and Chief Executive Officer
                          Committee Memberships:  Executive
                          Term of Office Expires:  2002
                          Business Experience:
                            Cabot Oil & Gas Corporation
                              Chairman and Chief Executive Officer -
                               September 2001 - Present
                              Chairman, President and Chief Executive
                               Officer - May 1999 to September 2001
                              President and Chief Executive Officer - May
                               1998 to May 1999
                              President and Chief Operating Officer -
                               September 1997 to May 1998
                              Executive Vice President and Chief Operating
                               Officer - March 1997 to September 1997
                              Vice President, Chief Financial Officer and
                               Treasurer - August 1995 to March 1997
                            RCS Enterprises, Inc.
                              President and Chief Executive Officer - May
                                1993 to June 1995
                            Terry Petroleum Company
                              President and Chief Executive Officer - May
                                1988 to April 1993
                          Other Directorships:
                            Domestic Petroleum Council - Chairman

[photo appears here]      CHARLES P. SIESS, JR.
                          Age:  75
                          Director Since: 1989
                          Committee Memberships: Nominations (Chairman),
                            Executive, Safety and Environmental Affairs
                          Term of Office Expires:  2002
                          Business Experience:
                            Retired May 1999
                            Cabot Oil & Gas Corporation
                              Chairman of the Board - May 1998 to May 1999
                              Chairman of the Board and Chief Executive
                               Officer - September 1997 to May 1998
                              Chairman of the Board, Chief Executive Officer
                               and President - May 1995 to September 1997 and December 1989 to December 1992
                            Bridas S.A.P.I.C. Oil Exploration
                              Consultant and Acting General Manager -
                               January 1993 to January 1994

[photo appears here]      ARTHUR L. SMITH
                          Age:  49
                          Director Since:  1999
                          Committee Memberships:  Audit, Compensation
                          Term Office Expires:  2002 (Nominee for Director)
                          Business Experience:
                            John S. Herold, Inc. (petroleum research and
                          consulting)
                              Chairman and Chief Executive Officer - May
                          1999 to present
                            Torch Energy Advisors (energy financial and
                              operational outsourcing)
                              Chairman and Chief Executive Officer - June
                               1998 to November 1998
                            John S. Herold, Inc.
                              Chairman and Chief Executive Officer -
                               December 1984 to May 1998
                          Other Directorships:
                            John S. Herold, Inc.
                            Evergreen Resources Inc.
                            Plains All American GP, LLC
                            Houston Producers Forum

[photo appears here]      WILLIAM P. VITITOE
                          Age:  63
                          Director Since:  1994
                          Committee Memberships: Compensation, Compensation
                            Subcommittee, Nominations
                          Term of Office Expires:  2002 (Nominee for
                          Director)
                          Business Experience:
                            Retired May 1998
                              Consultant to Puget Sound Energy, Inc. -
                              February 1997 to May 1998
                            Washington Energy Company
                              Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
                            ANR Pipeline Company
                              President and Chief Executive Officer -
                              October 1990 to December 1993
                          Other Directorships:
                            Aegis Software & Design
                            Comerica Inc.
                            Amerisure Inc.
                            Midwest Independent System Operator, Inc.

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held six meetings during the year ended December 31, 2001. All directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 2001.

     The Board of Directors has six standing committees: the Audit Committee, the Compensation Committee, the Compensation Subcommittee, the Nominations Committee, the Safety and Environmental Affairs Committee and the Executive Committee. Membership on each committee is listed above and below. All standing committees, with the exception of the Executive Committee, are composed entirely of non-employee directors.

     The Nominations Committee will consider persons for Board of Directors membership suggested by stockholders. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the Nominations Committee, including the proposed nominee's qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077.

                                                       NUMBER OF
       COMMITTEE                  MEMBERS           MEETINGS IN 2001                     RESPONSIBILITIES
-----------------------------------------------------------------------------------------------------------------------------
AUDIT COMMITTEE           Henry O. Boswell *                3          Annually recommends the independent public
                          Robert F. Bailey                             accountants to be appointed by the Board of Directors
                          John G. L. Cabot                             as auditor of the Company and its subsidiaries; the
                          P. Dexter Peacock                            committee also reviews the arrangements for and the
                          Arthur L. Smith                              results of the auditor's examination of the Company's
                                                                       books and records, internal accounting control
                                                                       procedures, and the internal audit activities and
                                                                       recommendations.  It reports to the Board of
                                                                       Directors on Audit Committee activities and makes
                                                                       such investigations as it deems appropriate.  For
                                                                       additional information on the Audit Committee
                                                                       responsibilities see Audit Committee Report.
-----------------------------------------------------------------------------------------------------------------------------
COMPENSATION COMMITTEE    C. Wayne Nance *                  3          Determines the salaries, bonuses and other
                          Henry O. Boswell                             remuneration of the Company's officers who are also
                          Arthur L. Smith                              directors, reviews and approves the salaries, bonuses
                          William P. Vititoe                           and other remuneration of all other executive
                                                                       officers, and determines the aggregate amount of
                                                                       bonuses and other incentives to be paid pursuant to
                                                                       the Company's incentive compensation program.  It
                                                                       administers the Company's Annual Target Cash
                                                                       Incentive Plan, and supplemental retirement plans,
                                                                       including the adoption of the rules and regulations
                                                                       therefore and the determination of awards. It also
                                                                       makes recommendations to the Board of Directors with
                                                                       respect to the Company's compensation policy.
-----------------------------------------------------------------------------------------------------------------------------
COMPENSATION              C. Wayne Nance *                  1          Created to ensure each member is an "outside
 SUBCOMMITTEE             Henry O. Boswell                             director" as defined for purposes of Section 162(m)
                          William P. Vititoe                           of the Internal Revenue Code.  It administers the
                                                                       Company's Second Amended and Restated 1994 Long-Term
                                                                       Incentive Plan and Incentive Stock Option Plan,
                                                                       including the adoption of the rules and regulations
                                                                       therefor and the determination of awards.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
NOMINATIONS COMMITTEE     Charles P. Siess, Jr. *           1          Considers and proposes nominees for membership on the
                          James G. Floyd                               Board of Directors, including proposed nominations
                          C. Wayne Nance                               made by stockholders, reviews the composition of the
                          William P. Vititoe                           Board of Directors and makes recommendations to the
                                                                       Board of Directors concerning corporate governance.
-----------------------------------------------------------------------------------------------------------------------------
SAFETY & ENVIRONMENTAL    John G.L. Cabot *                 2          Reviews the Company's safety and environmental
 AFFAIRS COMMITTEE        Robert F. Bailey                             management programs and evaluates major hazard
                          James G. Floyd                               analyses.  From time to time, it also reviews the
                          P. Dexter Peacock                            nature of and extent of Company spending for safety
                          Charles P. Siess, Jr.                        and environmental compliance.  It further consults
                                                                       with outside and internal advisors of the Company
                                                                       regarding the management of the Company's safety and
                                                                       environmental programs.
-----------------------------------------------------------------------------------------------------------------------------
EXECUTIVE COMMITTEE       P. Dexter Peacock *              13          Created on February 22, 2001, to exercise all power
                          Henry O. Boswell                             and authority of the Board of Directors, except as
                          C. Wayne Nance                               limited by the Company's by-laws or applicable law.
                          Ray R. Seegmiller
                          Charles P. Siess, Jr.
-----------------------------------------------------------------------------------------------------------------------------

*    Committee Chairman

DIRECTOR COMPENSATION

  For the first quarter of 2001, directors who are not employees of the Company were compensated by the payment of a quarterly cash fee of $6,000, plus $1,000 for attendance by them at each Board meeting and $1,000 for attendance at each meeting of a committee of which they are a member, with the exception of the Compensation Subcommittee. Members of the Compensation Subcommittee receive no additional fees for their services on this committee. Committee chairmen received an additional fee of $500 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors.

     Effective April 1, 2001, directors who are not employees of the Company were compensated an annual fee of $50,000 ($53,000 fee for committee chairmen), payable quarterly, for their services on the Company's board of directors and its committees. With the exception of the Executive Committee and the Compensation Subcommittee, directors are further compensated $500 for telephonic special meetings of the board of directors or its committees, $1,000 for in-person special meetings of the board of directors or its committees and $1,000 for attendance at business meetings when requested by the Chairman of the Board of Directors. Members of the Executive Committee are compensated $1,000 per meeting. The Members of Compensation Subcommittee receive no additional fees for their services on this committee.

     Non-employee directors also received nondiscretionary automatic grants of non-qualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under either the 1990 Non-employee Director Stock Option Plan or the Second Amended and Restated 1994 Non-employee Director Stock Option Plan. In addition, non-employee directors receive a nondiscretionary automatic grant of a non-qualified option to purchase an additional 5,000 shares of Common Stock at each annual meeting of stockholders under the Second Amended and Restated 1994 Non-employee Director Stock Option Plan. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending all Board and committee meetings.

                                  PROPOSAL II.
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
            CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
             COMMON STOCK AND TO ELIMINATE THE CLASS B COMMON STOCK

DESCRIPTION OF PROPOSED AMENDMENT

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article IV of the Company's Certificate of Incorporation, which sets forth the terms of the Company's authorized capital stock. Article IV currently authorizes 40,000,000 shares of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), and 800,000 shares of Class B Common Stock, par value $.10 per share ("Class B Common Stock"), as well as 5,000,000 shares of Preferred Stock, par value $.10 per share. The Class B Common Stock, which has 3/16th of a vote per share, was issued to the Company's former sole stockholder prior to the Company's initial public offering in 1990, and was retired in 1991. The Company has not issued any shares of Class B Common Stock since that time.

     The proposed amendment would (i) eliminate the Class B Common Stock from the Certificate of Incorporation and change the name of the Class A Common Stock to simply "Common Stock" and (ii) increase the authorized Common Stock from the 40,000,000 shares of Class A Common Stock currently authorized to 80,000,000 shares of Common Stock. The Board of Directors determined that this amendment is advisable and in the best interests of the Company and directed that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware.

     The additional shares of Common Stock authorized by the proposed amendment would have the same rights and privileges as the shares of Class A Common Stock currently authorized. The Common Stock has no preemptive rights to purchase Common Stock or other securities.

PURPOSES AND EFFECTS OF PROPOSED AMENDMENT

     The Company issued 1,999,993 shares of Class A Common Stock in connection with its August 2001 acquisition of Cody Company. At February 1, 2002, 31,905,097 shares of Class A Common Stock were issued and outstanding and 3,078,734 shares of Class A Common Stock were reserved for issuance under the Company's stock option and other employee benefit plans. As a result, approximately 5,000,000 shares are available for issuance for future purposes. In this light, the Board of Directors deems it advisable to increase the Company's authorized Common Stock. The additional Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders' meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding of at least 20%.

     Other than for the possibility of issuing new shares of Common Stock under the Company's stock option or benefit plans, the Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock.

     The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

REQUIRED VOTE

     Approval of the proposal to eliminate the Class B Common Stock and increase the number of authorized shares of Common Stock by amending the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal.
Because shares represented by abstentions or broker non-votes are considered outstanding, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL III.
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of PricewaterhouseCoopers LLP, independent public accountants, as auditors to examine the Company's financial statements for 2002. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of PricewaterhouseCoopers LLP as auditors of the Company.

     A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

     See Audit Committee Report on page 18 for further information.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTS, AS AUDITORS OF THE COMPANY FOR ITS 2002 FISCAL YEAR.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as of December 31, 2001 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                    Long-Term Compensation
                                       ------------------------------------   -------------------------------------
                                                                                        Awards             Payouts
                                                                              -------------------------------------
                                                                              Restricted
                                                               Other Annual      Stock        Securities     LTIP      All Other
Name and                                                       Compensation    Awards ($)     Underlying    Payouts   Compensation
Principal Position              Year    Salary ($)  Bonus ($)      ($) (4)      (5) (6) (7)    Options (#)   ($) (13)    ($) (14)
----------------------------------------------------------------------------------------------------------------------------------
Ray R. Seegmiller (1)           2001    426,665     350,000       34,878        433,120(8)       65,000          0       10,500
  Chairman and Chief            2000    395,412     218,000       34,596        596,250          50,000          0       10,500
  Executive Officer             1999    375,000     200,000       18,806              0          70,000    101,999       10,000

Dan O. Dinges (2)               2001    102,083     222,000(3)       923        575,500(9)       75,000          0        6,125
  President and Chief           2000          0           0            0              0               0          0            0
  Operating Officer             1999          0           0            0              0               0          0            0

Michael B. Walen                2001    244,917     160,000       12,650        335,510(10)      30,000          0       10,500
  Senior Vice President,        2000    175,750      62,000        6,012        129,188          11,000          0        9,430
  Exploration and Production    1999    160,000      60,000        3,811              0          15,000          0        7,360

Scott C. Schroeder              2001    167,500      94,000        2,537        135,350(11)      12,000          0       10,050
  Vice President and Chief      2000    124,583      40,000          756        104,344           7,000          0        6,427
  Financial Officer             1999    117,000      36,000          424              0           7,000          0        5,300

Jeffrey W. Hutton               2001    173,333     100,000        3,309        108,280(12)      10,000          0       10,500
  Vice President, Marketing     2000    160,833      51,000        3,532        114,281           9,000          0        8,501
                                1999    155,000      51,700        2,828              0          15,000     62,769        7,156
-------------------------------------------------------------------------------------------------------------------------------

1/ Mr. Seegmiller will retire as a director and officer of the Company following conclusion of the 2002 Annual Meeting.

2/ Mr. Dinges joined the Company in September 2001. Mr. Dinges will assume the position of Chairman, Chief Executive Officer and President at the Board of Directors meeting immediately following the 2002 Annual Meeting.

3/ Includes a $150,000 bonus paid upon commencement of employment with the Company in September 2001.

4/ The amount in this column for 2001 represents premiums paid on and a tax gross-up for imputed income on executive term life insurance and a tax gross-up on club dues. The 2001 premiums paid on and a tax gross-up for imputed income on executive term life insurance represents $30,166, $923, $3,873, $742 and $1,681 for Messrs. Seegmiller, Dinges, Walen, Schroeder and Hutton, respectively. The 2001 tax gross-up on club dues represents $4,712, $0, $8,777, $1,795 and $1,628 for Messrs. Seegmiller, Dinges, Walen, Schroeder and Hutton, respectively.

5/ Unless otherwise indicated, the amount in this column for 2000 and 2001 represents the value of restricted stock grants made to the named executive on May 9, 2000 and May 2, 2001, based on the closing market prices on such dates of $19.875 and $27.07, respectively.

6/ Messrs. Seegmiller, Walen, Schroeder and Hutton were granted 30,000, 6,500, 5,250 and 5,750 shares of stock, respectively, on May 9, 2000. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.

7/ Messrs. Seegmiller, Walen, Schroeder and Hutton were granted 16,000, 8,000, 5,000 and 4,000 shares of stock respectively, on May 2, 2001. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.

8/ Mr. Seegmiller holds a total of 46,000 shares of restricted stock as of December 31, 2001. The market value of the 46,000 shares on December 31, 2001 was $1,106,300. No dividends are paid on the restricted stock held.

9/ This amount represents the value of a 25,000 share restricted stock grant made to Mr. Dinges on September 17, 2001, based on a closing market price of $23.02 on September 17, 2001, the restrictions on which lapse in full on September 17, 2004 provided Mr. Dinges is still employed with the Company. Mr. Dinges holds a total of 25,000 shares of restricted stock as of December 31, 2001. The market value of the 25,000 shares on December 31, 2001 was $601,250. No dividends are paid on the restricted stock held.

10/ This amount represents the value of an 8,000 share restricted stock award made to Mr. Walen on May 2, 2001, based on a closing market price of $27.07 on May 2, 2001, and the value of a 5,000 share restricted stock award made to Mr. Walen on July 17, 2001 based upon a closing market price of $23.79 on July 17, 2001. The restrictions on each of these awards will lapse in full three years from the date of grant provided Mr. Walen is still employed with the Company. Mr. Walen holds a total of 19,500 shares as of December 31, 2001. The market value of the 19,500 shares on December 31, 2001 was $468,975. No dividends are paid on the restricted shares held.

11/ Mr. Schroeder holds a total of 10,250 shares of restricted stock as of December 31, 2001. The market value of the 10,250 shares on December 31, 2001 was $246,513. No dividends are paid on the restricted stock held.

12/ Mr. Hutton holds a total of 9,750 shares of restricted stock as of December
    31, 2001. The market value of the 9,750 shares on December 31, 2001 was $234,488. No dividends are paid on the restricted stock held.

13/ The amount in this column for the year 1999 represents the value of a performance share payout of 5,395 and 3,320 shares of Common Stock to Messrs. Seegmiller and Hutton respectively, for the performance period July 1, 1996 through June 30, 1999, based upon the average of the high and low trading prices on the date the shares were issued of $18.90625.

14/ The amount in this column represents the Company's contributions to the 401(k) Plan and the associated non-qualified agreement or the associated non-qualified Deferred Compensation Plan on behalf of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is certain information relating to the Company's grant of options during 2001 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                        Value at Assumed Annual Rates
                                                                                         of Stock Price Appreciation
                                 Individual Grants                                             for Option Term
---------------------------------------------------------------------------------------------------------------------
                     Number of      Percent of
                     Securities        Total
                     Underlying       Options
                      Options       Granted to       Exercise
                      Granted      Employees in       Price          Expiration
Name               (#) (1) (2)      Fiscal Year      ($/Sh) (5)       Date (6)               5%  ($)          10%  ($)
---------------------------------------------------------------------------------------------------------------------
R.R. Seegmiller          65,000         16.0%         $ 27.30       May 2, 2006            $490,230        $1,070,290
D.O. Dinges              75,000 (3)     18.6%         $23.475    September 17, 2006        $486,375        $1,074,825
M.B. Walen               20,000          4.9%         $ 27.30       May 2, 2006            $150,840        $  329,320
                         10,000 (4)      2.5%         $23.625      July 17, 2006           $ 65,270        $  144,230
S.C. Schroeder           12,000          3.0%         $ 27.30       May 2, 2006            $ 90,504        $  197,592
J.W. Hutton              10,000          2.5%         $ 27.30       May 2, 2006            $ 75,420        $  164,660
---------------------------------------------------------------------------------------------------------------------

1/ There were no adjustments or amendments during 2001 to the exercise price of stock options previously awarded to any of the named executive officers.

2/ Unless otherwise indicated, for each of the named executive officers, 33 1/3% of each option becomes exercisable on the first anniversary of the date of grant (May 2, 2002) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

3/ For Mr. Dinges, 33 1/3% of the option becomes exercisable on the first anniversary of the date of grant (September 17, 2002) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

4/ For Mr. Walen's award of 10,000 shares, 33 1/3% of the option becomes exercisable on the first anniversary of the date of grant (July 17, 2002) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

5/ Equal to the average of the high and low trading price per share of the Company's Common Stock on the date of grant.

6/ The expiration date is the fifth anniversary from the date of grant. The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares to satisfy tax obligations.

AGGREGATED FY-END OPTION VALUES

     Set forth below is supplemental information relating to options exercised during 2001 and the number and intrinsic value of stock options held at December 31, 2001 ("FY-End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company's stock price on December 31, 2001, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                  Number of
                                                                                 Securities                 Value of
                                                                                 Underlying                Unexercised
                                                                                 Unexercised              In-the-Money
                                                                             Options at FY-End (#)     Options at FY-End ($)
                                    Shares Acquired     Value Realized          Exercisable/              Exercisable/
              Name                  on Exercise (#)        ($) (1)              Unexercisable           Unexercisable (2)
----------------------------------------------------------------------------------------------------------------------------
R.R. Seegmiller                           30,000            $377,913            63,334/183,666           $386,504/404,284
D.O. Dinges                                    0                   0                  0/75,000                  0/$43,125
M.B. Walen                                     0                   0             16,167/42,333           $  64,143/71,595
S.C. Schroeder                             9,333            $103,497              4,667/18,999           $  26,338/37,241
J.W. Hutton                               23,000            $271,617              5,000/21,000           $  33,063/61,113
------------------------------------------------------------------------------------------------------------------------------

1/ Value realized equals the Common Stock market price received by the Executive Officer on the date of exercise (via a cashless exercise and sale of the Common Stock) less the exercise price, times the number of shares exercised.

2/ A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Common Stock on December 31, 2001 was $24.05 per share.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

     There were no additional long-term incentive awards made in 2001 to the executive officers named in the Summary Compensation Table.

PENSION PLAN TABLE

     Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.

                               PENSION PLAN TABLE


   REMUNERATION                               YEARS OF SERVICE
---------------------------------------------------------------------------------------
                        5        10        15        20         25        30        35
---------------------------------------------------------------------------------------
     125,000          8,631    17,262    25,892    34,523    43,154    51,785    60,415
     150,000         10,506    21,012    31,517    42,023    52,529    63,035    73,540
     175,000         12,381    24,762    37,142    49,523    61,904    74,285    86,665
     200,000         14,256    28,512    42,767    57,023    17,279    85,535    99,790
     225,000         16,131    32,262    48,392    64,523    80,654    96,785   112,915
     250,000         18,006    36,012    54,017    72,023    90,029   108,035   126,040
     300,000         21,756    43,512    65,267    87,023   108,779   130,535   152,290
     400,000         29,256    58,512    87,767   117,023   146,279   175,535   204,790
     450,000         33,006    66,012    99,017   132,023   165,029   198,035   231,040
     500,000         36,756    73,512   110,267   147,023   183,779   220,535   257,290
     600,000         44,256    88,512   132,767   177,023   221,279   265,535   309,790
     700,000         51,756   103,512   155,267   207,023   258,779   310,535   362,290
     750,000         55,506   111,012   166,517   222,023   277,529   333,035   388,540

     Compensation under the Pension Plan generally consists of taxable income and 401(k) deferred amounts. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 2001 for the executive officers named in the Summary Compensation Table is the amounts under the "Salary" and "Bonus" columns set forth in such table. The Company provides Mr. Seegmiller supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Seegmiller's supplemental pension benefits, Messrs. Seegmiller, Dinges, Walen, Schroeder and Hutton had 13.00, 0.25, 14.67, 6.17 and 16.75 years of credited service, respectively, as of December 31, 2001.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation Committee and the Compensation Subcommittee of the Board of Directors administer the Company's compensation programs. The Compensation Committee (the "Committee") is comprised of four non-employee directors: Mr. Nance, Chairman, and Messrs. Boswell, Smith and Vititoe. The Committee has responsibility for determining the salaries, annual incentive compensation and other remuneration of the officers of the Company who are also directors; and for reviewing and approving the salaries, annual incentive compensation and other remuneration of all other officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans. The Compensation Subcommittee (the "Subcommittee") is comprised of three non-employee directors: Mr. Nance, Chairman, and Messrs. Boswell and Vititoe. The Subcommittee administers the Company's long-term incentive plans for officers and employees.

     The objectives of the executive compensation program are to align compensation with business strategy, to create value for the stockholders, to attract, retain, motivate and reward highly qualified executives and to support a performance-based culture throughout the Company.

     The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company's executive officers against an industry peer group.

COMPONENTS OF COMPENSATION

     The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. The companies chosen for the peer group generally are not the same companies which comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The Committee believes that the Company's competitors for executive talent are not necessarily all of the companies included in the Dow Jones Secondary Oils Index used for comparing stockholder returns. Competition for talent is not limited to the size of the organization. Therefore, the Committee takes into account larger and smaller market capitalization firms in its selection of the peer group.

     The components of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These components are described below. In determining each component of compensation, the Committee or the Subcommittee (for long-term incentives) consider competitive data from the peer group and the overall value of the total compensation package. The Committee and the Subcommittee believe that the total compensation package should be competitive and targeted at the median level of compensation for the peer group and that superior performance should produce a corresponding increase in value for annual and long-term incentives.

BASE SALARIES

     The Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 2001 for the executive officers named in the Summary Compensation Table as a group approximate the 50th percentile of the predicted competitive market base salary for similar positions in the peer group. Mr. Seegmiller's base salary of $410,000 was increased to $430,000 in 2001. This salary approximates the 50th percentile of the competitive market for his position and reflects his depth of experience as a Chief Executive.

ANNUAL INCENTIVE BONUS

     The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives, as well as other key employees, with incentives in the form of annual cash bonuses to achieve corporate business and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The current measurement criteria used in the Annual Target Cash Incentive Plan are designed to recognize that certain factors which impact performance are controllable, while others are not controllable, and to reward executives for superior performance against those factors which are deemed controllable. These factors measure both short-term success and long-term value creation.

     The bonus pool that can be generated under the Annual Target Cash Incentive Plan is subject to a two-part threshold. For each of the threshold tests that are met, one-half of the bonus potential becomes available. The two threshold tests are: (i) annual cash flow for the Company must equal or exceed two times debt service, with debt service including interest and dividend payments, but excluding originally scheduled principal payments unless the Company's total borrowing capacity is diminished at the time of the principal repayment; and
(ii) the Company must achieve positive earnings, after the inclusion of an accrual for the contemplated bonus payment. These thresholds are approved annually by the Committee in conjunction with its approval of each bonus plan participant's incentive target percentage.

     If one or both of the two threshold tests is met, the bonus pool is determined by measuring each business unit's performance and the total Company performance against two factors: (i) 75% of the bonus earned is measured on budgeted discretionary cash flow targets adjusted for non-controllable items, such as commodity prices, interest rates and non-recurring items and (ii) 25% of the bonus earned is measured through an assessment of overall reserve replacement, factoring in the costs associated with adding these reserves. The Chief Executive Officer has discretion to adjust this factor from 0 to 50% based upon an evaluation of reserves replacement and finding costs. The Committee then has the discretion to adjust, on a subjective basis, the final overall bonus pool for any business unit and the final bonus payment for any participant to reflect its assessment of the unit's and the participant's performance. If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent of the performance of their primary business unit and the Company's overall performance. Individual incentive target percentage opportunity is set at the median of market levels based on peer data and at a level considered by the Compensation Committee to be appropriate.

     In 2001, both threshold tests were met. The Company's performance ranked the best in the Company's history as a public company. Based upon total Company performance, and the performance of each business unit, the formula in the bonus plan produced bonuses ranging from 82.5% to 135.3% of the pre-established bonus targets for the executive officers of the Company, including the executives named in the above tables. The Committee then applied its discretion to recognize several accomplishments during the year. These accomplishments include record production growth of 21%, including 12% from drilling and 9% from the Cody Company acquisition, marking the first time the Company has shown double digit, organic production growth; and record financial results in both absolute and per share terms, including $47.1 million net income, or $1.50 per share, and $230.5 million discretionary cash flow, or $7.61 per share. This resulted in cash bonus payments ranging from 89% to 143% of the pre-established bonus targets to the executive officers of the Company, including the executive officers named in the above tables. Mr. Seegmiller received a cash bonus of $350,000. This represents 125% of Mr. Seegmiller's target and recognizes the same factors in the Company's 2001 performance that were applied to the entire group of executive officers.

LONG TERM INCENTIVES

     In 2001, the Subcommittee used a combination of stock options and restricted stock to provide long-term incentives to the Company's executives. The Subcommittee's objective was to deliver approximately 60% of the long-term incentive value via stock options and approximately 40% in the form of restricted stock. The size of the long-term incentive awards is based primarily on competitive practice and is generally targeted to be at the 50th percentile of values granted by the peer group. The Subcommittee does not typically consider the amount of options previously granted and outstanding when determining the size of stock option grants to executive officers.

   Stock options are granted under the Second Amended and Restated 1994 Long-Term Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the date the options are granted. This design focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company.

     Restricted stock awards are granted under the Second Amended and Restated 1994 Long-Term Incentive Plan. The Company's restricted stock awards to executives in 2001 consisted of grants of Common Stock, the restrictions on which lapse in full three years from the date of the grant. The restricted stock will be forfeited if, during the three-year restrictive period, the executive leaves the Company for any reason other than retirement, termination without cause, death or disability. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. The restricted stock award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change of Control (as defined), the restrictive period shall lapse and a stock certificate representing the shares of restricted stock shall be issued to the executive.
In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares of restricted stock, the number of shares of restricted stock shall be equitably adjusted by the Subcommittee to prevent dilution or enlargement of rights.

     In 2001 Mr. Seegmiller was granted an option to purchase 65,000 shares of Common Stock with an exercise price of $27.30 and a restricted stock award of 16,000 shares in accordance with the competitive market data.

     The Company's stock options are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the stock option provisions. It is the Committee's and the Subcommittee's intent that the majority of long-term incentive awards will qualify under Section 162(m) of the Internal Revenue Code. To date the Company has experienced no loss of tax deduction as a result of 162(m).

CONCLUSION

     The Committee and the Subcommittee believe these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit. We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

Compensation Committee                  Compensation Subcommittee

C. Wayne Nance, Chairman                C. Wayne Nance, Chairman
Henry O. Boswell                        Henry O. Boswell
Arthur L. Smith                         William P. Vititoe
William P. Vititoe

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of five non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted on May 9, 2000 and revised on February 19, 2002 by the Board of Directors of the Company. The Audit Committee, among other matters, is responsible for annually recommending the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Audit Committee also reviews the Charter of the Audit Committee. This is a report on the Audit Committee's activities relating to the calendar year 2001.

REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT

     The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP ("PWC"), the Company's independent accountants, required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PWC the independent accountant's independence. These discussions included a review of all audit and non-audit services (including internal audit and tax services) provided by PWC to the Company.

RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN ANNUAL REPORT

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year 2001 for filing with the Securities and Exchange Commission.

AUDIT FEES

     The Company was billed an aggregate of $330,000 in professional fees and out-of-pocket costs by its auditors, PWC, to audit the Company's financial statements for the year ended December 31, 2001 and to review financial information included in the Company's Forms 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PWC performed no financial information systems design and implementation services during 2001.

ALL OTHER FEES

     Total fees and out-of-pocket costs billed by PWC for other services rendered in 2001 were $696,000. These other services were comprised of tax compliance and other tax related items ($250,000), consultations regarding the Company's acquisition of Cody Company ($224,000), internal audit services ($183,000) and audits of the Company's benefit plans ($39,000). The Audit Committee and Board of Directors are aware that PWC provides these services to the Company and considered whether the provision of these services is compatible with maintaining PWC's independence.

OTHER MATTERS

     On February 18, 2002 the Audit Committee decided to take actions consistent with the SEC's revised rules on auditor independence prior to the required adoption date. As a result, the Audit Committee determined that, commencing with the 2002 Internal Audit Plan, PWC will perform no financial control related internal audits, maintaining only the operations related internal audits. In the interest of promoting investor confidence in the Company, the Audit Committee determined to take additional actions, not required by the new rules, so that commencing with the 2003 Internal Audit Plan, the Audit Committee will select a new independent auditing firm to perform the Company's remaining internal audit function.

                                    Audit Committee

                                    Henry O. Boswell  (Chairman)
                                    Robert F. Bailey
                                    John G. L. Cabot
                                    P. Dexter Peacock
                                    Arthur L. Smith

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee was, during 2001, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2001, the Company had no Compensation Committee interlocks.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Mr. William P. Vititoe, a director of the Company, failed to timely file a Form 4 disclosing one stock option exercise transaction that took place on January 26, 2001. A corrective report was filed on March 8, 2001.

     Mr. Scott C. Schroeder, who was elected Vice President, Chief Financial Officer and Treasurer on February 22, 2001, failed to file a Form 3 disclosing his initial beneficial ownership of Company securities by the due date of March 5, 2001 and instead filed March 9, 2001, four days late.

                             EMPLOYMENT AGREEMENTS
                       AND CHANGE IN CONTROL ARRANGEMENTS

   The Company has entered into Change in Control Agreements (the "Agreements") with the current executive officers named in the Summary Compensation Table, and with seven other officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. In 2001 the Board of Directors made certain revisions to the program initially implemented in 1995. The term of the Agreements is three years from July 17, 2001 (from September 17, 2001 for Mr. Dinges), subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control or in the event deemed to be in anticipation of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such event. A "change in control" is generally defined as occurring if (i) any "person" becomes the "beneficial owner," of securities of the Company representing 35% or more of common stock or of the combined voting power of the then outstanding voting securities of the Company, with certain exceptions; (ii) individuals who, as the date of the Agreement, constitute the Board, together with individuals nominated with the approval of those directors (other than in connection with an election contest) (collectively, the "Incumbent Board") cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") is consummated, unless, following the Business Combination (a) all or substantially all of the individuals and entities who were the beneficial owners of the common stock and outstanding voting securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from the Business Combination in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Common Stock and outstanding voting securities, (b) no "person" (excluding any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (c) at least of majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

     Generally, benefits payable under the terms of the Agreements include (i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive's termination and (b) the greater of (1) 100% of the executive's target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive's termination occurred or (2) the executive's actual bonus paid in the fiscal year immediately preceding the change in control or if termination of employment occurs prior to a "change in control," termination of employment, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive's termination, and valued according to the percentage of goal attainment on the date of termination, (iii) immediate vesting and exercisability of all of the executive's options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive's termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive's termination, (vi) effective crediting of an additional three years of service in the Company's retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive's base salary in effect on the date of a change in control (the "Termination Benefits"). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income and excise taxes, the executive retains an amount equal to the Termination Benefits. No payments have been made under the Agreements.

     The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Ray R. Seegmiller, Chairman and Chief Executive Officer of the Company. The employment agreement provides that if Mr. Seegmiller terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement), Mr. Seegmiller shall receive 12 months of base salary, as well as continuation of all applicable benefit programs. Under the terms of Mr. Seegmiller's Change in Control

Agreement, in the event of a termination, Mr. Seegmiller will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Seegmiller under his employment agreement.

     In anticipation of Mr. Seegmiller's retirement from the Company effective June 1, 2002, the Compensation Committee approved a lump sum cash payment of $910,000 to be paid to Mr. Seegmiller on May 31, 2002 in recognition of his current employment agreement provisions, his contributions to the Company and in lieu of any long term incentive awards in 2002. Mr. Seegmiller will also receive a lump sum payment under his existing supplemental executive retirement plan of $1,665,290. This amount is enhanced as the result of inclusion in the benefit calculation the value of certain restricted stock awards made in 1995 and 1997, and the $910,000 payment described above. Also in anticipation of Mr. Seegmiller's retirement, the Compensation Subcommittee accelerated to May 2, 2002, the lapsing of restriction on the restricted stock granted to Mr. Seegmiller on May 9, 2000 and May 2, 2001. On May 9, 2000 and May 2, 2001, Mr. Seegmiller was granted 30,000 and 16,000 shares of restricted stock, respectively, the restriction on which would have lapsed May 9, 2003 and May 2, 2004, respectively. The Compensation Subcommittee also accelerated to May 2, 2002, the vesting of all unvested stock options granted to Mr. Seegmiller under the Second Amended and Restated 1994 Long-Term Incentive Plan. Mr. Seegmiller will continue to receive a number of employee benefits (including life, medical and dental insurance, financial counseling and club dues) for one year after his retirement, as provided by his employment agreement.

     The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Dan O. Dinges, a Director and President and Chief Operating Officer of the Company. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement), Mr. Dinges shall receive (i) a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus, (ii) a 24 month continuation of medical and life insurance programs at the premium rate applicable to active executives, (iii) full vesting of all of his restricted stock awards and (iv) full vesting of all of his stock option awards. Under the terms of Mr. Dinges' Change in Control Agreement, in the event of a termination, Mr. Dinges will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Dinges under his employment agreement.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oils-US Index for the period December 1996 through December 2001. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1996 and that all dividends were reinvested.


                                    [GRAPH]


                             DEC-96      DEC-97      DEC-98      DEC-99      DEC-00     DEC-01
----------------------------------------------------------------------------------------------
S&P 500                       100.0       131.0       165.9       198.3       178.2      155.0
----------------------------------------------------------------------------------------------
COG                           100.0       114.3        89.6        96.6       185.1      144.7
----------------------------------------------------------------------------------------------
DJ Secondary Oils-US          100.0        98.2        65.8        75.0       118.7      107.6
----------------------------------------------------------------------------------------------

           BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

     The following table reports beneficial ownership of Common Stock by holders of more than five percent of any class of the Company's voting securities. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Commission.

                                                                            NUMBER OF SHARES
          NAME AND ADDRESS OF                                                OF COMMON STOCK                      PERCENT OF
           BENEFICIAL OWNER                                                       OWNED                              CLASS
---------------------------------------                              ----------------------------            ------------------
Mellon Financial Corporation
   One Mellon Center
   Pittsburgh, PA  15258                                                      1,910,348(1)                          6.04%

Neuberger Berman, Inc.
   Neuberger Berman, LLC.
   605 Third Avenue
   New York, NY 10158-3698                                                    2,290,731(2)                          7.25%

State Street Research & Management Company
   One Financial Center, 30th Floor
   Boston, MA 02111-2690                                                      2,031,000(3)                          6.43%

Wellington Management Company, LLP
   75 State Street
   Boston, MA 02109                                                           2,667,275(4)                          8.44%

_____________

(1) According to a Schedule 13G, dated January 16, 2002, filed with the Commission by Mellon Financial Corporation and Mellon Bank N.A., Mellon Financial Corporation has sole voting power over 1,470,620 of these shares, shared voting power over 419,500 of these shares, sole dispositive power over 1,451,248 of these shares and shared dispositive power over 419,500 of these shares. According to the filing, Mellon Bank N.A. beneficially owns 1,892,191 of these shares. Mellon Bank N.A. has sole voting power over 1,458,691 of these shares, shared voting power over 419,500 of these shares, sole dispositive power over 1,433,091 of these shares and shared dispositive power over 419,500 of these shares.

(2) According to Amendment No. 1 to a Schedule 13G, dated February 11, 2002, filed with the Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC., they have sole voting power over 1,190,831 of these shares, shared voting power over 749,800 of these shares and shared dispositive power over all of these shares.

(3) According to Schedule 13G, dated February 21, 2002, filed with the Commission by State Street Research & Management Company, it has sole voting power over 1,962,700 of these shares, no voting power over the remainder and sole dispositive power over all of these shares.

(4) According to Amendment No. 14 to a Schedule 13G, dated February 14, 2002, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 1,502,975 of these shares, no voting power over the remainder of these shares and shared dispositive power over all of these shares.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reports, as of March 1, 2002, beneficial ownership of Common Stock by each current director of the Company, by each executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                                    NUMBER OF SHARES
                                                                        OF COMMON                         PERCENT
                  NAME OF BENEFICIAL OWNER                             STOCK OWNED                         CLASS
                  ------------------------                          -----------------                     -------
     Robert F. Bailey..................................                   6,501 1/                            *
     Henry O. Boswell..................................                  29,001 2/                            *
     John G.L. Cabot...................................                  97,002 3/                            *
     James G. Floyd....................................                  10,000                               *
     C. Wayne Nance....................................                  22,001 4/                            *
     P. Dexter Peacock.................................                  16,001 5/                            *
     Charles P. Siess, Jr..............................                  40,760 6/                            *
     Arthur L. Smith...................................                   8,334 7/                            *
     William P. Vititoe................................                  12,616 8/                            *
     Ray R. Seegmiller.................................                 173,334 9/13/14/                      *
     Dan O. Dinges.....................................                  25,000 15/                           *
     Michael B. Walen..................................                  38,879 10/13/14/16/                  *
     Scott C. Schroeder................................                  12,937 11/13/14/                     *
     Jeffrey W. Hutton.................................                  10,286 12/13/14/                     *
     All directors and executive officers as a group
       (17 individuals)................................                 516,521 17/                         1.7%

*    Represents less than 1% of the outstanding Common Stock.

1/ Includes 6,001 shares purchasable upon the exercise of options within 60 days.

2/ Includes 15,001 shares purchasable upon the exercise of options within 60 days.

3/ Includes 1,782 shares held by Mr. Cabot's spouse and 10,395 shares held by various trusts of which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and/or investment power; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 10,001 shares purchasable upon the exercise of options within 60 days.

4/ Includes 20,001 shares purchasable upon the exercise of options within 60 days.

5/ Includes 12,001 shares purchasable upon the exercise of options within 60 days.

6/ Includes 15,001 shares purchasable upon the exercise of options within 60 days.

7/ Includes 5,000 shares purchasable upon the exercise of options within 60 days.

8/ Includes 10,001 shares purchasable upon the exercise of options within 60 days.

9/ Includes 125,334 shares purchasable upon the exercise of options within 60 days.

10/ Includes 16,167 shares purchasable upon the exercise of options within 60 days.

11/ Includes 2,334 shares purchasable upon the exercise of options within 60 days.

12/ Includes 536 shares held in the Company's Savings Investment Plan as to which Mr. Hutton shares voting and investment power.

13/ Includes 30,000, 6,500, 5,250 and 5,750 shares of restricted stock granted to Messrs. Seegmiller, Walen, Schroeder and Hutton, respectively on May 9, 2000, the restrictions on which lapse May 9, 2003. Messrs. Seegmiller, Walen, Schroeder and Hutton have no voting or investment power with respect to these shares during the restrictive period.

14/ Includes 16,000, 8,000, 5,000 and 4,000 shares of restricted stock granted to Messrs. Seegmiller, Walen, Schroeder and Hutton, respectively, on May 2, 2001, the restrictions on which lapse May 2, 2004. Messrs. Seegmiller, Walen, Schroeder and Hutton have no voting power or investment power with respect to these shares during the restrictive period.

15/ Includes 25,000 shares of restricted stock granted to Mr. Dinges on September 17, 2001, the restrictions on which lapse September 17, 2004. Mr. Dinges has no voting power or investment power with respect to these shares during the restrictive period.

16/ Includes 5,000 shares of restricted stock granted to Mr. Walen on July 17, 2001, the restrictions on which lapse July 17, 2004. Mr. Walen has no voting power or investment power with respect to these shares during the restrictive period.

17/ Includes 1,639 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 241,108 shares purchasable by the executive officers and directors upon the exercise of options within 60 days. Also includes 119,000 shares of restricted stock granted to the executive officers. See also Notes 1-16 above.

                          FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 26, 2002.

     The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company's Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year's annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2003 Annual Meeting of Stockholders is currently March 3, 2003. To be valid, a notice must set forth certain information specified in the Bylaws.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Shareholder Communications has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $7,500, plus expenses.

                                 MISCELLANEOUS

     The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                 BY ORDER OF THE BOARD OF DIRECTORS,



                                 LISA A. MACHESNEY
                                 Corporate Secretary


March 27, 2002

                                   APPENDIX A

                         TEXT OF PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

     The first paragraph of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

          The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 85,000,000, divided into 5,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), and 80,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock").

  Section II of ARTICLE IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

                           SECTION II.  COMMON STOCK

          (1) Dividends. After the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of this Certificate of Incorporation, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock, which dividends shall be paid out of assets legally available for payment of dividends and shall be distributed among the holders of shares pro rata in accordance with the number of shares of such stock held by each such holder.

          (2) Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, which assets shall be distributed pro rata in accordance with the number of shares of such stock held by each such holder.

          (3) Voting. Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to Section I of this Article IV, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders. Cumulative voting of shares of Common Stock is prohibited.

                                                                      1029-PS-02

CABOT OIL & GAS CORP.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

----------------
VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEBSITE HTTP://WWW.EPROXYVOTE.COM/COG

3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/COG anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

         [1029 - CABOT OIL & GAS CORPORATION] [FILE NAME: ZCOG41.ELX]
                  [VERSION - (2)] [03/06/02] [ORIG. 03/04/02]

                                  DETACH HERE                             ZCOG41


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS I, II AND III.

1. ELECTION OF DIRECTORS (check one box only)

NOMINEES: (01) Dan O. Dinges, (02) Arthur L. Smith, and (03) William P. Vititoe

                   FOR      WITHHELD
                   [ ]        [ ]

[ ]________________________________________
    For all nominees except as noted above

2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company and to eliminate the Class B Common Stock.

                      FOR          AGAINST         ABSTAIN
                      [ ]            [ ]             [ ]

3. Ratification of the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for it's 2002 fiscal year.

                      FOR          AGAINST         ABSTAIN
                      [ ]            [ ]             [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]


Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.


Signature:____________________________________           Date:______________


Signature:____________________________________           Date:______________

         [1029 - CABOT OIL & GAS CORPORATION] [FILE NAME: ZCOG42.ELX]
                  [VERSION - (1)] [03/04/02] [ORIG. 03/04/02]

                                 DETACH HERE                              ZCOG42


                                     PROXY


                          CABOT OIL & GAS CORPORATION

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 27, 2002, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation's corporate headquarters, First Floor Assembly Room, in Houston, Texas, at 10:00 a.m., local time, on
May 2, 2002, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS I, II, AND III, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM IV.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
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